CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Colombia Enrgy Resources, Inc., of our report dated February 24, 2010, relating to the financial statements of Freedom Resources Enterprises, Inc. (now known as Colombia Energy Resources, Inc.) for the year ended December 31, 2009.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
December 14, 2011